FORM 8-K - CURRENT REPORT

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K





                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report:  June 24, 1997


                 DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES
             (Exact name of registrant as specified in its charter)



           New York                   2-76434                13-3153572
    (State or other jurisdiction    (Commission           (I.R.S. Employer
        of incorporation or          File Number)          Identification
           organization)                                      Number)



                           One Insignia Financial Plaza
                                 Post Office Box 1089
                          Greenville, South Carolina 29602
                    (Address of Principal Executive Office)

       Registrant's telephone number, including area code (864) 239-1000

                       850 Third Avenue, Nineteenth Floor
                            New York, New York 10022
                 (Former address, if changed since last report)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On June 24, 1997, Insignia Financial Group, Inc., a Delaware corporation ("Insignia"), and IFGP Corporation, a Delaware corporation ("IFGP") (collectively, the "Buyer"), entered into a Stock Purchase Agreement (the "Agreement") with The Wynnewood Company, Inc., a New York corporation ("Seller"), DBL Properties Corporation, a New York corporation ("DBL"), and William Clements, an individual and the owner of 100% of the capital stock of Seller ("Clements"). The closing of the transactions contemplated by the Agreement occurred on June 24, 1997 (the "Closing"). At the Closing, pursuant to the terms and conditions of the Agreement, the Buyer acquired all of the issued and outstanding stock of DBL ("DBL Shares"), which is the general partner of the Registrant. The aggregate purchase price for the DBL Shares will be up to $1,270,000, payable in various installments through June 24, 2000.

Upon the Closing, the officers and directors of DBL resigned and Insignia caused new officers and directors of this entity to be elected.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 (c) Exhibits

2.1 Stock Purchase Agreement by and among The Wynnewood Company, Inc., William Clements, and DBL Properties Corporation (the "Seller Parties") and Insignia Financial Group, Inc., and IFGP Corporation (the "Buyer Parties") dated June 24, 1997.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES

                           By:   DBL PROPERTIES CORPORATION
                                 Its General Partner

                           By:   /s/William H. Jarrard, Jr.
                                 President and Director

                           Date: July 9, 1997